FOR IMMEDIATE RELEASE

CONTACTS:                Media                      Dan Hubbard   (415) 636-5454
                         Investors/Analysts         Rich Fowler   (415) 636-9869

                       SCHWAB ANNOUNCES QUARTERLY RESULTS
                              REVENUES GROW BY 26%
                     NET NEW CLIENT ASSETS TOTAL $37 BILLION

         SAN FRANCISCO, July 18, 2000 - The Charles Schwab Corporation announced today that its operating income for the quarter ended June 30, 2000 was $199 million, or $.14 per share, on revenues of $1.40 billion. In comparison, operating income for the second quarter of 1999 was $171 million, or $.12 per share, on revenues of $1.12 billion. For the first half of 2000, the Company's operating income was $522 million, or $.37 per share, on revenues of $3.13 billion, compared with operating income of $332 million, or $.24 per share, on revenues of $2.20 billion for the same period in 1999.

         The Company's second quarter 2000 operating results exclude professional fees and other costs relating to its acquisition of U.S. Trust Corporation totaling approximately $44 million after-tax, as well as approximately $3 million in after-tax charges for one month's amortization of the U.S. Trust employee retention program and approximately $14 million in after-tax charges for amortization of goodwill and other intangibles associated with the acquisition of CyBerCorp, Inc. Including these acquisition-related costs, reported net income was $137 million, or $.09 per share, for the quarter. The Company's financial results have been restated to reflect the U.S. Trust acquisition, which was accounted for as a pooling of interests. This accounting method requires the restatement of all periods presented as if the Company and U.S. Trust had been operating as a combined entity during such periods.

--------------------------------------------------------------------------------
                                Three Months Ended        Six Months Ended
                                   --June 30,--     %       --June 30,--     %
Financial Highlights               2000     1999 Change     2000     1999 Change
--------------------------------------------------------------------------------
Revenues (in millions)          $1,404.6 $1,116.2   26%  $3,130.2 $2,196.7  42%

Operating Results (1):
  Income (in millions)            $198.8   $170.5   17%    $521.8   $331.7  57%
  Diluted earnings per share (2)    $.14     $.12   17%      $.37     $.24  54%
  After-tax profit margin          14.2%    15.3%           16.7%    15.1%

Reported Results (3):
  Net Income (in millions)        $137.1   $170.5 (20)%    $437.1   $331.7  32%
  Diluted earnings per share (2)    $.09     $.12 (25)%      $.31     $.24  29%
  After-tax profit margin           9.8%    15.3%           14.0%    15.1%
  Return on stockholders' equity     15%      33%             27%      35%
================================================================================
(1) Excludes goodwill and intangible asset amortization, professional fees, acquisition-related compensation expense and other expenses relating to the acquisitions of CyBerCorp and U.S. Trust.
(2) Reflects the May 2000 three-for-two common stock split.
(3) Includes CyBerCorp and U.S. Trust acquisition-related costs.


         In reviewing the second quarter, Chairman and Co-CEO Charles R. Schwab commented, "Consistent with the seasonal patterns we've experienced in recent years, securities market volumes slowed during the second quarter of 2000 after reaching record levels earlier in the year. This seasonal slowdown and our ongoing hiring program enabled the Company to significantly improve service levels for its clients, and we achieved another quarter of strong fundamentals. Our clients brought $37 billion in net new assets to Schwab and U.S. Trust during the quarter and opened 400,000 new accounts. We ended the quarter with $931 billion in client assets, up 34% from a year ago, and 7.2 million active accounts."

         "With  the  addition  of  U.S.  Trust  and  our  continued  success  in attracting client assets, our balance-related revenues have increased significantly," the Chairman said. "These revenues, which consist of asset management and administration fees, net interest income and other non trading-related revenues, grew by 44% over last year's second quarter and now comprise 52% of total revenues. Our trading-related revenues, which consist of commissions and principal transaction revenues, were up by 11% in the second quarter versus the year-earlier period. Commissions were up by 16%, as higher trading volumes were partially offset by increased usage of the online channel and reduced pricing for our most actively trading clients, while principal transaction revenues were 7% lower than their year-earlier levels due to market pressures on trading spreads. We remained focused on expense management during the second quarter while continuing to work towards achieving a better balance between client service levels, employee workloads and profit margins. Our 14.2% after-tax operating profit margin for the second quarter is comparable to our performance in 1999."

         President and Co-CEO David S. Pottruck said, "Our momentum in reinventing full-service investing keeps building, and our combination with U.S. Trust is introducing new benefits for our clients. Schwab and U.S. Trust staff are working together to realize our vision of a combined organization that - in combination with our independent fee-based investment manager (IM) alliance - can serve the investment and wealth management needs of investors at every stage of their financial growth. Schwab clients and prospects in need of personalized wealth-management services can now receive referrals to U.S. Trust's investment management, trust and private banking capabilities as part of our AdvisorSource(TM) referral program, which includes more than 400 IMs. Furthermore, U.S. Trust clients who want to utilize Schwab are now eligible for access to a special version of our Signature Services(TM) offering. In addition, through our Core and Explore(TM) asset allocation discussions and our comprehensive Schwab Portfolio Consultations(TM), the Company's 9,000 client contact staff completed over 90,000 Schwab-style help and advice interactions during the second quarter. To accommodate continued growth in client demand for personalized assistance, we opened seven new Schwab offices and two new U.S. Trust offices during the quarter, bringing their totals to 363 and 31, respectively. We also began work on our fifth telephone service center, located in Austin, Texas, which is now open for training purposes and is scheduled to begin handling calls later this year."

         "Mutual fund-based investing remains an integral part of our Core and Explore philosophy and we continue to build our offering," the President said. "We have added four new funds to our SchwabFunds(R) family of funds which are designed to help investors target long-term growth opportunities in the technology, financial services, health care and communications sectors. We also added 24 new third-party funds from 5 families to our Mutual Fund OneSource(R) offering, bringing the total number of funds available through OneSource to 1,189, including 44 SchwabFunds. At month-end June, total client asset balances in mutual funds at Schwab equaled $312 billion, up 29% from June 1999."

         "Leveraging the best of both people and technology to provide high quality service at a great value is the essence of Clicks and Mortar(TM) access to financial services," Mr. Pottruck continued. "We believe our new alliance with E-LOAN, Inc. - whereby Schwab clients have online access to E-LOAN's broad choice of mortgage products from more than 70 lenders, as well as online rate search and loan comparison, selection, application and tracking services, all supported by dedicated client service representatives - could be another exciting application of this principle. During the second quarter we also improved our Velocity(TM) desktop trading software for more actively trading clients by adding real-time streaming quotes, representing the first time we've applied technology from our recent acquisition of CyBerCorp, Inc. to client needs in other parts of the Schwab organization. In addition, we have created and become the first client of Quris, Inc. to help support our client communications and marketing goals through e-mail, instant messaging, wireless devices and other evolving Internet appliances. Quris is an "electronic touch services" firm, providing clients with customized communications solutions from strategy development through implementation using a blend of consulting, data analysis and technology services. We believe the potential for Internet-based communications is extensive - we already have about 650,000 clients using our SchwabAlerts e-mail service and they are currently receiving 3.5 million messages each week."

         Mr. Pottruck noted, "Overall, client usage of online services at Schwab has grown to 4.1 million accounts with $413.5 billion in assets, up 46% and 65%, respectively, from a year ago. Online trades made up 81% of all client trades during the second quarter of 2000, up from 67% during the year-earlier period. Our continued leadership in the online arena has been reflected in the sustained recognition we've earned from industry observers - we have been the top- or second-ranked online brokerage firm by Gomez Advisors, Inc. in each of the past four quarters, and by J.D. Power and Associates in each of the past two years."

         Mr. Pottruck continued, "A major component of our offering for international clients consists of U.S.-based services for non-English speaking investors. In addition to our existing services for Chinese-, Spanish- and Korean-speaking clients, we now offer a Korean language Web site that provides information about the U.S. financial markets and Schwab products and services. Also, Charles Schwab Canada has recently launched Web-based trading in Chinese for its clients and our Hong Kong subsidiary has just started to offer trading in Hong Kong dollar-based securities in addition to U.S. dollar-based securities. Overall, our international operations are now located in five countries and the U.S., serving 434,000 client accounts with $27 billion in assets, up 29% and 68%, respectively, over the last 12 months."

         "Many of U.S. Trust's services can be provided to our IM customers to help them broaden their offerings and provide better service to their affluent clients," the President said. "Coupled with our other services, such as customized Web access and dedicated service teams for their clients, we are providing more ways to complement IMs' offerings and help them grow their businesses. In addition, our AdvisorSource referral program continues to set new records. Since the beginning of this year, a total of $2.4 billion in net new customer assets have entered the program, and client assets in AdvisorSource now total $9 billion, up 77% from last June. Overall, client assets at Schwab under the guidance of IMs reached $237 billion as of June 30, 2000, up 32% from their year-earlier levels. Our retirement plan business also set a record during the second quarter by generating over $1 billion in new SchwabPlan(R) assets during the period. Client assets in corporate retirement plans at Schwab now total $32 billion, up 27% from last year. Additionally, we have announced the formation of the Schwab Corporate and Executive Services Group to provide a coordinated suite of services to companies and their employees needing help in administering their equity-related benefit plans."

         "As regulatory, technological and market forces combine to hasten the pace at which the securities markets are evolving, we continue to focus on providing our clients with efficient, cost-effective access to those markets," Mr. Pottruck said. "We have bolstered our fixed income offering by forming new alliances with eSpeed, Inc. and Valubond to enhance our individual and IM clients' ability to analyze and trade fixed-income securities through the Schwab Web site. In addition, our Nasdaq market-maker subsidiary, Schwab Capital Markets L.P. (SCM), has recently implemented midpoint pricing, a service which matches client buy and sell orders at market opening and executes them at the midpoint between the prevailing bid and offer prices. SCM handled 8.3% of Nasdaq share volume during the first half of 2000 as measured by Nasdaq Trader, which is comparable to its performance during the year-earlier period. According to AutEx(R), SCM currently handles more share volume than any other market maker in the 25 most actively traded Nasdaq securities."

         The Charles Schwab Corporation (NYSE:SCH), through Charles Schwab & Co., Inc. (member SIPC/NYSE), U.S. Trust Corporation, CyBerCorp, Inc. and its other operating subsidiaries, is one of the nation's largest financial services firms serving 7.2 million active accounts with $931 billion in client assets through 394 domestic offices, four regional client telephone service centers and automated telephonic and online channels. The Charles Schwab, U.S. Trust and CyBerCorp Web sites can be reached at www.schwab.com, www.ustrust.com and www. cybercorp.com, respectively.

                                       ###



                                            THE CHARLES SCHWAB CORPORATION
                                           CONSOLIDATED STATEMENT OF INCOME
                                        (In millions, except per share amounts)
                                                      (unaudited)
------------------------------------------------------------------------------------------------------------------------
                                                                            Three Months                 Six Months
                                                                                Ended                      Ended
                                                                               June 30,                   June 30,
                                                                           2000         1999          2000         1999
------------------------------------------------------------------------------------------------------------------------
Revenues
    Commissions                                                        $  541.2     $  467.1      $1,329.6     $  942.5
    Asset management and administration fees                              389.8        295.4         761.6        575.5
    Interest revenue, net of interest expense (1)                         319.0        196.8         615.5        375.6
    Principal transactions                                                127.7        136.8         373.0        268.1
    Other                                                                  26.9         20.1          50.5         35.0
------------------------------------------------------------------------------------------------------------------------
Total                                                                   1,404.6      1,116.2       3,130.2      2,196.7
------------------------------------------------------------------------------------------------------------------------

Expenses Excluding Interest
    Compensation and benefits                                             611.4        468.8       1,273.7        922.7
    Compensation for acquisition-related retention programs                 6.6                        6.6
    Occupancy and equipment                                                99.4         71.0         188.8        140.3
    Communications                                                         86.9         72.4         177.2        142.0
    Advertising and market development                                     77.1         56.0         180.8        110.2
    Professional services                                                 101.0         43.8         183.2         83.5
    Depreciation and amortization                                          62.5         42.2         117.5         79.9
    Commissions, clearance and floor brokerage                             34.6         25.5          77.4         51.1
    Goodwill amortization                                                  13.5          1.8          18.5          3.3
    Other                                                                  58.1         52.8         141.4        115.4
------------------------------------------------------------------------------------------------------------------------
Total                                                                   1,151.1        834.3       2,365.1      1,648.4
------------------------------------------------------------------------------------------------------------------------

Income before taxes on income                                             253.5        281.9         765.1        548.3
Taxes on income                                                           116.4        111.4         328.0        216.6
------------------------------------------------------------------------------------------------------------------------

Net Income                                                             $  137.1     $  170.5      $  437.1     $  331.7
========================================================================================================================

Weighted-Average Common Shares Outstanding - Diluted (2)                1,407.4      1,377.0       1,398.1      1,371.3
------------------------------------------------------------------------------------------------------------------------
Earnings Per Share (2)
    Basic                                                              $    .10     $    .13      $    .33     $    .25
    Diluted                                                            $    .09     $    .12      $    .31     $    .24
------------------------------------------------------------------------------------------------------------------------

Dividends Declared Per Common Share (2, 3)                             $  .0094     $  .0093      $  .0187     $  .0186
------------------------------------------------------------------------------------------------------------------------

(1)  Interest revenue is presented net of interest expense.  Interest expense for the three months ended June 30, 2000 and 1999 was $250.3 million and $206.2 million, respectively.  Interest expense for the six months ended June 30, 2000 and 1999 was $554.6 million and $409.3 million, respectively.
(2)  All periods have been restated for the May 2000 three-for-two common stock split.
(3)  Dividends declared per common share represent dividends declared by The Charles Schwab Corporation prior to its merger with U.S. Trust Corporation.

See Notes to Consolidated Statement of Income and Financial and Operating Highlights.



                                                       The Charles Schwab Corporation
                                                     Financial and Operating Highlights
                                                                (Unaudited)



                                               |      2000      |                 1999                |             1998           |
------------------------------------------------------------------------------------------------------------------------------------

(In millions, except per share amounts         Second     First    Fourth    Third    Second     First    Fourth    Third    Second
  and as noted)                                Quarter   Quarter   Quarter  Quarter   Quarter   Quarter   Quarter  Quarter   Quarter
------------------------------------------------------------------------------------------------------------------------------------
Operating Results
Revenues
  Commissions                                 $  541.2  $  788.4  $  546.1 $  386.0  $  467.1  $  475.4  $  376.8 $  339.1  $  302.0
  Asset management and administration fees       389.8     371.8     335.9    308.9     295.4     280.1     254.9    241.0     228.5
  Interest revenue, net of interest expense      319.0     296.5     233.3    210.9     196.8     178.8     157.6    149.1     141.0
  Principal transactions                         127.7     245.3     139.4     93.0     136.8     131.3     100.2     74.9      59.0
  Other                                           26.9      23.6      19.3     16.9      20.1      14.9      15.2     14.8      15.4
------------------------------------------------------------------------------------------------------------------------------------

Total                                          1,404.6   1,725.6   1,274.0  1,015.7   1,116.2   1,080.5     904.7    818.9     745.9
------------------------------------------------------------------------------------------------------------------------------------

Expenses Excluding Interest
  Compensation and benefits                      611.4     662.3     531.2    434.5     468.8     453.9     382.6    345.0     331.8
  Compensation for acquisition-related
    retention programs                             6.6
  Occupancy and equipment                         99.4      89.4      88.0     78.6      71.0      69.3      63.3     59.5      60.0
  Communications                                  86.9      90.3      73.0     63.5      72.4      69.6      55.5     56.0      55.7
  Advertising and market development              77.1     103.7      78.3     59.3      56.0      54.2      54.4     35.4      28.8
  Professional services                          101.0      82.2      53.5     47.5      43.8      39.7      30.6     28.9      28.7
  Depreciation and amortization                   62.5      55.0      50.5     44.3      42.2      37.7      37.3     38.9      37.6
  Commissions, clearance and floor brokerage      34.6      42.8      26.8     22.2      25.5      25.6      23.8     21.5      21.6
  Goodwill amortization                           13.5       5.0       1.5      1.6       1.8       1.5       1.3      2.3       1.4
  Other                                           58.1      83.3      56.5     28.3      52.8      62.6      54.2     42.9      29.3
------------------------------------------------------------------------------------------------------------------------------------

Total                                          1,151.1   1,214.0     959.3    779.8     834.3     814.1     703.0    630.4     594.9
------------------------------------------------------------------------------------------------------------------------------------

Income before taxes on income                    253.5     511.6     314.7    235.9     281.9     266.4     201.7    188.5     151.0
Taxes on income                                  116.4     211.6     124.2     91.7     111.4     105.2      79.6     74.8      59.4
------------------------------------------------------------------------------------------------------------------------------------

Net Income                                    $  137.1  $  300.0  $  190.5 $  144.2  $  170.5  $  161.2  $  122.1 $  113.7  $   91.6
====================================================================================================================================

Basic earnings per share (1)                  $    .10  $    .23  $    .15 $    .11  $    .13  $    .12  $    .10 $    .08  $    .08
Diluted earnings per share (1)                $    .09  $    .22  $    .14 $    .11  $    .12  $    .12  $    .10 $    .08  $    .07
Dividends declared per common share (1, 2)    $  .0094  $  .0093  $  .0094 $  .0093  $  .0093  $  .0093  $  .0093 $  .0089  $  .0089
Weighted-average common shares
  outstanding - diluted (1)                    1,407.4   1,390.0   1,374.2  1,375.7   1,377.0   1,365.6   1,349.0  1,339.2   1,337.9
------------------------------------------------------------------------------------------------------------------------------------

Performance Measures
  Revenue growth over prior year's quarter         26%       60%       41%      24%       50%       53%       26%      16%       20%
  After-tax profit margin - operating (3)        14.2%     18.7%     15.0%    14.2%     15.3%     14.9%     13.5%    13.9%     12.3%
  After-tax profit margin - reported              9.8%     17.4%     15.0%    14.2%     15.3%     14.9%     13.5%    13.9%     12.3%
  Return on stockholders' equity (4)               15%       40%       31%      25%       33%       35%       30%      30%       26%
------------------------------------------------------------------------------------------------------------------------------------

Financial Condition (at quarter end)
  Cash and investments required to be
    segregated (in billions)                  $    4.8  $    7.2  $    8.8 $    8.6  $    7.6  $    9.2  $   10.3 $    8.1  $    7.2
  Receivable from brokerage customers
    (in billions)                             $   20.3  $   22.0  $   17.1 $   13.6  $   13.3  $   11.8  $    9.6 $    8.9  $    9.0
  Total assets (in billions)                  $   34.9  $   38.6  $   34.3 $   29.5  $   27.8  $   27.4  $   26.4 $   22.7  $   21.9
  Payable to brokerage customers
    (in billions)                             $   22.8  $   26.2  $   23.4 $   20.4  $   18.9  $   19.0  $   18.1 $   15.3  $   14.6
  Long-term debt (in millions)                $    829  $    718  $    518 $    528  $    474  $    414  $    419 $    419  $    459
  Stockholders' equity (in millions)          $  3,799  $  3,474  $  2,576 $  2,357  $  2,171  $  1,983  $  1,673 $  1,551  $  1,449
------------------------------------------------------------------------------------------------------------------------------------

Other
  Full-time equivalent employees
    (at quarter end, in thousands)                24.3      22.4      20.1     19.4      17.7      16.6      15.1     14.7      14.8
  Capital expenditures - cash purchases
    of equipment, office facilities and
    property, net (in millions)(5)            $  149.8  $  123.9  $  117.4 $  119.3  $   74.7  $   58.8  $   44.1 $   63.1  $   51.0
------------------------------------------------------------------------------------------------------------------------------------

Customers' Daily Average Trading Volume
 (in thousands)
  Daily average revenue trades (6)               234.7     310.0     194.5    135.1     160.1     162.8     115.3     99.6      88.0
  Mutual Fund OneSource(R) trades                 53.3      76.6      48.4     40.3      43.6      49.9      38.5     42.3      39.4
------------------------------------------------------------------------------------------------------------------------------------

  Daily average trades                           288.0     386.6     242.9    175.4     203.7     212.7     153.8    141.9     127.4
------------------------------------------------------------------------------------------------------------------------------------

Daily Average Trades by Channel
 (in thousands)
  Online                                         232.2     304.0     177.4    117.8     136.7     137.4      93.4     76.9      65.9
  TeleBroker(R) and VoiceBroker(TM)                8.0      13.5       9.4      7.4       9.9      11.4       8.5      9.2       8.9
  Regional customer telephone service
   centers, branch offices and other              47.8      69.1      56.1     50.2      57.1      63.9      51.9     55.8      52.6
------------------------------------------------------------------------------------------------------------------------------------

  Daily average trades                           288.0     386.6     242.9    175.4     203.7     212.7     153.8    141.9     127.4
====================================================================================================================================

Average Commission Per Revenue Trade (6)      $  36.65  $  40.12  $  43.68 $  44.72  $  46.44  $  47.72  $  51.01 $  52.83  $  54.12
------------------------------------------------------------------------------------------------------------------------------------

All periods have been restated to reflect the merger of The Charles Schwab Corporation (CSC) with U.S. Trust
Corporation (U.S. Trust).

(1)  All periods have been restated for the May 2000 three-for-two common stock split.
(2)  Dividends declared per common share represent dividends declared by CSC prior to its merger with U.S. Trust.
(3)  Excludes goodwill and intangible asset amortization, professional fees, acquisition-related compensation expense and other expenses relating to the acquisitions of CyBerCorp, Inc. and U.S. Trust.
(4)  Calculated based on annualized quarterly net income and average stockholders' equity for the quarter.
(5)  Effective with the first quarter of 1999, capital expenditures were restated to include capitalized costs of developing software for internal use.
(6)  Revenue trades include all customer trades (both domestic and international) that generate either commission revenue or revenue from principal markups; also known as DART.  Effective March 2000, includes CyBerCorp, Inc. DART.


See Notes to Consolidated Statement of Income and Financial and Operating Highlights.


                         The Charles Schwab Corporation
Notes to Consolidated Statement of Income and Financial and Operating Highlights
                                   (Unaudited)


Merger with U.S. Trust Corporation

   On May 31, 2000, The Charles Schwab Corporation (CSC) completed its merger (the Merger) with U.S. Trust Corporation (U.S. Trust). Under the terms of the merger agreement, U.S. Trust became a wholly owned subsidiary of CSC and U.S. Trust shareholders received 5.1405 shares of CSC's common stock for each common share of U.S. Trust. The Merger was treated as a non-taxable stock-for-stock exchange and U.S. Trust's shareholders received 112,000,000 shares of CSC's common stock. The consolidated statement of income and financial and operating highlights give retroactive effect to the Merger, which was accounted for as a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if CSC and U.S. Trust had been operating as a combined entity during such periods. For the nine quarterly periods ended June 30, 2000, stockholders' equity and other per share information reflects the accounts of CSC and its subsidiaries as if the common stock had been issued during all of the periods presented. Dividends declared per common share represent dividends declared by CSC prior to the Merger.

Stock Split

   On May 3, 2000, the Board of Directors approved a three-for-two split of CSC's common stock, which was effected in the form of a 50% stock dividend. The stock dividend was distributed May 30, 2000 to stockholders of record May 12, 2000. Share and per share information presented in the consolidated statement of income and financial and operating highlights has been restated to reflect the common stock split, including the common shares issued to U.S. Trust share-holders pursuant to the exchange ratio described above.

The Company

   The consolidated statement of income and financial and operating highlights include The Charles Schwab Corporation and its subsidiaries (collectively, the Company), including Charles Schwab & Co., Inc. , U.S. Trust and Schwab Capital Markets L.P. The consolidated statement of income and financial and operating highlights should be read in conjunction with the consolidated financial statements and notes thereto to be included in the Company's Current Report on Form 8-K expected to be filed with the Securities and Exchange Commission on or about July 18, 2000. Certain prior periods' revenues and expenses have been reclassified to conform with the current period presentation. All material intercompany balances and transactions have been eliminated.


                                   **********
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


                                                        The Charles Schwab Corporation
                                                    Growth in Customer Assets and Accounts
                                                                 (Unaudited)


                                                   |     2000     |                 1999                |            1998          |
------------------------------------------------------------------------------------------------------------------------------------

                                                   Second   First     Fourth    Third    Second   First    Fourth   Third    Second
(In billions, at quarter end, except as noted)     Quarter  Quarter   Quarter   Quarter  Quarter  Quarter  Quarter  Quarter  Quarter
------------------------------------------------------------------------------------------------------------------------------------
Assets in Schwab customer accounts
  Schwab One(R) and other cash equivalents         $ 22.3    $ 26.0   $ 23.0    $ 20.1   $ 18.6   $ 18.5   $ 17.5   $ 14.7   $ 13.8
  SchwabFunds(R) :
      Money market funds                             91.9      92.6     85.2      82.3     75.1     74.4     67.3     63.0     55.5
      Equity and bond funds                          24.0      23.8     22.7      18.9     18.8     16.4     14.2     11.0     11.2
------------------------------------------------------------------------------------------------------------------------------------

          Total SchwabFunds                         115.9     116.4    107.9     101.2     93.9     90.8     81.5     74.0     66.7
------------------------------------------------------------------------------------------------------------------------------------

  Mutual Fund Marketplace(R) (1):
      Mutual Fund OneSource(R)
         Retail                                      66.7      69.7     56.7      41.7     42.5     39.0     36.9     31.5     37.3
         Schwab Institutional(TM) (2)                51.0      52.4     45.6      36.6     37.6     34.2     33.0     27.5     32.0
------------------------------------------------------------------------------------------------------------------------------------

            Total Mutual Fund OneSource             117.7     122.1    102.3      78.3     80.1     73.2     69.9     59.0     69.3
      All other                                      78.3      78.1     74.3      66.1     68.2     61.8     59.2     51.7     58.0
------------------------------------------------------------------------------------------------------------------------------------

              Total Mutual Fund Marketplace         196.0     200.2    176.6     144.4    148.3    135.0    129.1    110.7    127.3
------------------------------------------------------------------------------------------------------------------------------------

                  Total mutual fund assets          311.9     316.6    284.5     245.6    242.2    225.8    210.6    184.7    194.0
------------------------------------------------------------------------------------------------------------------------------------

  Equity and other securities (1)                   426.8     450.2    387.5     298.8    303.5    272.2    236.8    183.3    196.4
  Fixed income securities                            57.3      52.2     47.1      44.0     40.6     37.2     35.8     34.4     32.3
  Margin loans outstanding                          (20.2)    (21.8)   (16.9)    (13.5)   (13.2)   (11.7)    (9.6)    (8.9)    (8.9)
------------------------------------------------------------------------------------------------------------------------------------

      Total                                         798.1     823.2    725.2     595.0    591.7    542.0    491.1    408.2    427.6
------------------------------------------------------------------------------------------------------------------------------------

Assets in U.S. Trust customer accounts              133.1     129.0    120.8     103.8    103.0    102.0    103.2     89.1     92.5
------------------------------------------------------------------------------------------------------------------------------------

  Total customer assets                            $931.2    $952.2   $846.0    $698.8   $694.7   $644.0   $594.3   $497.3   $520.1
====================================================================================================================================

Net growth in assets in customer accounts (3)
 (for the quarter ended)
  Net new customer assets                          $ 36.6    $ 53.3   $ 33.3    $ 24.6   $ 21.6   $ 27.4   $ 22.5   $ 18.8   $ 17.1
  Net market gains (losses)                         (57.6)     52.9    113.9     (20.5)    29.1     22.3     74.5    (41.6)     5.3
------------------------------------------------------------------------------------------------------------------------------------

  Net growth (decline)                             $(21.0)   $106.2   $147.2    $  4.1   $ 50.7   $ 49.7   $ 97.0   $(22.8)  $ 22.4
====================================================================================================================================

New customer accounts
 (in thousands, for the quarter ended)              400.1     497.1    392.6     283.6    424.2    390.8    398.3    279.2    348.5
Active customer accounts (in millions) (4)            7.2       7.0      6.6       6.4      6.2      5.9      5.6      5.5      5.3
====================================================================================================================================

Active online Schwab customer accounts
 (in millions) (5)                                    4.1       3.7      3.3       3.0      2.8      2.5      2.2      2.0      1.8
Online Schwab customer assets                      $413.5    $417.7   $348.7    $263.6   $251.3   $219.0   $174.1   $130.5   $128.1
====================================================================================================================================


(1)  Excludes money market funds and all of Schwab's proprietary money market, equity and bond funds.
(2)  Represents assets invested in Mutual Fund OneSource by independent investment managers and retirement plans.
(3)  Net new customer assets in 2000 include U.S. Trust.  For 1999 and 1998, U.S. Trust net new assets are included in net market gains (losses).
(4)  Effective with the fourth quarter of 1998, active accounts are defined as accounts with balances or activity within the preceding eight months instead of twelve months as previously defined.  This change in definition had the effect of decreasing the number of active accounts by approximately 200,000.  Prior quarters have not been restated.
(5)  Active online accounts are defined as all active accounts within a household that has had at least one online session within the past twelve months.


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

                           The Charles Schwab Corporation (CSC) Monthly Market Activity Report - July 2000

                                    Investor activity for 7.2 million active retail accounts (1)





Investors' Daily
 Average Trading      1999
 Volume (2) (in        Jun      Jul      Aug      Sep      Oct      Nov      Dec
 thousands)            ---      ---      ---      ---      ---      ---      ---
 Daily Average
  Revenue
  Trades (3)         124.0    147.7    126.4    131.4    144.3    202.9    234.4
 Mutual Fund
  OneSource(R)
  Trades (4)          36.4     42.2     38.2     40.8     42.6     49.4     53.1
                     -----------------------------------------------------------
 Trading Activity    160.4    189.9    164.6    172.2    186.9    252.3    287.5
                     ===========================================================

 Daily Average
  Share Volume
  (in millions)
   NYSE                733      731      719      783      897      873      894
   Nasdaq              891      996      920    1,016    1,079    1,365    1,415
                     -----------------------------------------------------------
     Total           1,624    1,727    1,639    1,799    1,976    2,238    2,309
                     ===========================================================

Growth in
 Customer Assets
 (in billions
  of dollars)
   Net New
    Assets (5)         8.1      8.9      7.9      7.8      7.6      9.5     16.2

   Net Market
    Gains
    (Losses)          24.7    (14.6)     3.1     (9.0)    29.9     30.8     53.2

Total Customer
 Assets (at
 month end, in
 billions of
 dollars):
  Schwab             591.7    587.3    594.8    595.0    627.9    663.0    725.2
  U.S. Trust         103.0    101.7    105.2    103.8    108.4    113.6    120.8
                     -----------------------------------------------------------
    Total            694.7    689.0    700.0    698.8    736.3    776.6    846.0
                     ===========================================================

Schwab 1000
 Index(R) (at
 month end)          4,232    4,093    4,055    3,930    4,193    4,285    4,568

Mutual Fund Net
 Buys (Sells) (7)
 (in millions)

  Domestic Growth    665.5    601.9    (93.6)  (435.2)   719.4  1,704.1  1,517.3
  International
   Growth            393.7    (91.7)   128.8    349.3    471.5    407.0    784.6
  Balanced (stock
   and bond)          91.0    215.9   (140.0)  (226.8)   (38.1)   (35.9)  (551.2)
  Bond - Taxable      29.6    167.3    (36.4)   136.4     (8.6)    57.4   (314.4)
  Bond - Tax
   Advantaged        (31.9)    22.9    (42.0)     4.3    (47.4)   (64.3)  (342.5)


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


                                   --------------------------------------------
                                  | Net new assets in 2000 include U.S. Trust. | | For 1999, U.S. Trust net new assets are |
                                  |  included in net market gains (losses).    |
                                   --------------------------------------------



Investors' Daily                                                               % change
 Average Trading        2000                                                   ---------
 Volume (2) (in          Jan      Feb      Mar      Apr      May      Jun      Mo.  Yr.*
 thousands)              ---      ---      ---      ---      ---      ---      ---  ----
 Daily Average
  Revenue
  Trades (3)           298.3    279.4    346.9    317.3    198.4    199.6       1%   61%
 Mutual Fund
  OneSource(R)
  Trades (4)            80.6     76.5     73.2     69.5     46.5     46.3       --   27%
                     -------------------------------------------------------------------
 Trading Activity      378.9    355.9    420.1    386.8    244.9    245.9       --   53%
                     ===================================================================

 Daily Average
  Share Volume
  (in millions)
   NYSE                1,074    1,046    1,138    1,060      905      987       9%   35%
   Nasdaq              1,668    1,781    1,874    1,846    1,399    1,512       8%   70%
                     -------------------------------------------------------------------
     Total             2,742    2,827    3,012    2,906    2,304    2,499       8%   54%
                     ===================================================================

Growth in
 Customer Assets
 (in billions
  of dollars)
   Net New
    Assets (5)          17.1     14.0     22.2      7.6     12.0     17.0(6)   42%   17%(6)
   Net Market
    Gains
    (Losses)           (26.6)    37.6     41.9    (60.9)   (42.8)    46.1

Total Customer
 Assets (at
 month end, in
 billions of
 dollars):
  Schwab               718.1    765.5    823.2    774.9    745.8    798.1       7%   35%
  U.S. Trust           118.4    122.6    129.0    124.0    122.3    133.1       9%   29%
                     -------------------------------------------------------------------
    Total              836.5    888.1    952.2    898.9    868.1    931.2       7%   34%
                     ===================================================================

Schwab 1000
 Index(R) (at
 month end)            4,353    4,354    4,728    4,546    4,423    4,541       3%    7%

Mutual Fund Net
 Buys (Sells) (7)
 (in millions)

  Domestic Growth    1,448.7  3,475.1  3,190.8    534.0    491.5  2,268.8
  International
   Growth            1,558.6  1,754.6    800.8     (2.8)   (75.7)   577.5
  Balanced (stock
   and bond)          (528.8)  (491.8)  (326.5)   177.0    (98.3)    87.5
  Bond - Taxable      (368.4)   (48.6)  (102.6)   (95.4)    (6.3)   249.2
  Bond - Tax
   Advantaged          (90.2)   (10.9)      .2   (127.2)   (89.3)    11.0


(1)   Active customer accounts are defined as accounts with balances or activity within the preceding eight months.
(2)   Should not be used to project earnings or to predict a trend in earnings of Charles Schwab & Co., Inc. (Schwab), its parent,
      The Charles Schwab Corporation (the Company),  or to predict a trend in the U.S. stock market. The Company's earnings are directly affected by many factors not reflected above.
(3)   Includes all customer trades (both domestic and international) that generate either commission revenue or revenue from principal markups; also known as DART.  Effective March 2000, includes CyBerCorp, Inc. DART, which was 18,600 in June 2000.
(4)   Includes mutual fund trades executed through Schwab's Mutual Fund OneSource(R) service.  Contact any Schwab representative for complete information on this service.
(5)   December 1999 includes $4.6 billion in mutual fund capital gains reinvestments.
(6)   June 2000 data includes $5.8 billion of inflows related to special fiduciary services for a corporate pension plan.  The percentage increase from June 1999 to June 2000 is based only on Schwab net new assets.
(7)   Represents the principal value of customer mutual fund (no-load, low-load, load) transactions handled by Schwab and U.S.
      Trust, including transactions in SchwabFunds(R) and Excelsior Funds(R), respectively.  Includes institutional funds available only to Investment  Managers.  Excludes money market funds.  Contact any Schwab representative for complete information on purchasing mutual funds through Schwab, including a fund prospectus which describes management fees and expenses.  Read the prospectus carefully before you invest.



* June 2000 vs. June 1999                                                             Charles Schwab & Co., Inc.  Member SIPC/NYSE


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